UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional materials

☐ Soliciting Material Pursuant to § 240.14a-12

GALAXY GAMING, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 26, 2024

Dear Stockholder:

You are cordially invited to attend the virtual Annual Meeting of Stockholders of Galaxy Gaming, Inc. (“we,” “us,” “our” and the “Company”), to be held on May 29, 2024 at 9:00 a.m. Pacific Daylight Time and at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be online only, so there is no physical meeting location. We believe that the virtual nature of the Annual Meeting will enable increased stockholder accessibility, while improving meeting efficiency and reducing costs. Stockholders will be able to listen, vote and submit questions from any remote location with internet connectivity. Information on how to participate in this year’s virtual Annual Meeting can be found herein.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.
to elect one (1) member of the Company’s Board of Directors (the “Board”) to serve for a three (3)-year term expiring at the 2027 Annual Meeting of Stockholders or until such director’s successor has been duly elected and qualified. The sole Company nominee is Mr. Mark Lipparelli, no Stockholder having proposed any other nominee;
2.
to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.
to consider and act upon any other matter that may properly come before the Annual Meeting or any adjournment thereof.

These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders, Proxy Statement, proxy card relating to the Annual Meeting and the Company’s 2023 Annual Report on Form 10-K.

In selecting the director nominee that we are proposing for election to the Board in the accompanying Proxy Statement, the Board has focused on selecting a qualified, diverse, independent director who is a current member of the Board with strong industry credentials and extensive experience, and who has exhibited leadership within his respective field. The Board believes it has a selected director nominee with diverse experiences and background who will work together constructively with a focus on operational excellence, financial strength and stockholder value.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares right away using one of the advance voting methods described herein.

Your vote is very important regardless of how many shares you own.

Sincerely,
Matt Reback
President and Chief Executive Officer

GALAXY GAMING, INC.

6480 Cameron Street, Suite 305

Las Vegas, Nevada 89118

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2024

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Galaxy Gaming, Inc., a Nevada corporation (“we,” “us,” “our” and the “Company”), will be held virtually at www.proxydocs.com/GLXZ on May 29, 2024, at 9:00 a.m. Pacific Daylight Time and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following matters:

1.
to elect one Class I director, namely Mr. Mark Lipparelli, to the Company’s Board of Directors (the “Board”) to serve for a three (3)- year term expiring at the 2027 Annual Meeting of Stockholders or until such director’s successor has been duly elected and qualified.
2.
to ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.
to consider and act upon any other matter that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record of the Company’s common stock at the close of business on April 2, 2024, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of stockholders for ten (10) days prior to the date of the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Daylight Time, at the office of the Corporate Secretary of the Company at 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118 and will be available for inspection at the Annual Meeting.

Instructions on how to attend the meeting begin on page 1 of the Proxy Statement. If you have any questions regarding these instructions, please telephone the Company at (702) 939-3254.

This Notice of Virtual Annual Meeting of Stockholders, the Proxy Statement, the proxy card and our 2023 Annual Report on Form 10-K are available online at: www.proxydocs.com/GLXZ.

By Order of the Board of Directors
Harry C. Hagerty
Chief Financial Officer, Treasurer and Corporate
Secretary

Las Vegas, Nevada

April 26, 2024

GALAXY GAMING, INC.

6480 Cameron Street, Suite 305

Las Vegas, Nevada 89118

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Galaxy Gaming, Inc., a Nevada corporation (“Galaxy Gaming,” the “Company,” “we” "our" or “us”) of proxies to be voted at the virtual Annual Meeting of Stockholders (the “Annual Meeting”), to be held online at www.proxydocs.com/GLXZ on May 29, 2024 at 9:00 a.m. Pacific Daylight Time and at any adjournment or postponement of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders. There will be no physical location for the stockholders to attend. Stockholders may only participate online. If you plan to attend the virtual Annual Meeting, please see the instructions included herein. Stockholders will be able to listen, vote and submit questions from their home or from any remote location that has Internet connectivity.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 29, 2024:

This Proxy Statement, the accompanying proxy card, and our 2023 Annual Report on Form 10-K, are available at www.proxydocs.com/GLXZ.

We expect our Proxy Statement, WHITE universal proxy card and 2023 Annual Report on Form 10-K to be mailed to stockholders of record starting on or about April 26, 2024.

Stockholders Entitled to Vote

All stockholders of record at the close of business on April 2, 2024, are entitled to vote at the Annual Meeting. At the close of business on April 2, 2024, 24,910,682 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the Annual Meeting.

Voting Matters

Stockholders are being asked to vote on the following matters at the Annual Meeting:

Proposal	Board’s Recommendation
(The Board recommends that you vote using the WHITE proxy card.)
Proposal 1: Elections of Directors

The Board believes that the sole director nominee proposed for election by the Company to serve for a three-year term expiring at the 2027 Annual Meeting or until his director’s successor has been duly elected and qualified, possesses a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company. The Board’s nominee is Mr. Mark Lipparelli.

FOR the Company’s Nominee
Proposal 2: Ratification of the Appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2024

The Audit Committee has appointed Moss Adams LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. As a matter of good corporate governance, stockholders are being asked to ratify the appointment of Moss Adams LLP.

FOR

Methods of Voting

By Internet, Telephone or Mail

Your vote is important, no matter the number of shares of the Company’s common stock you own. The Company urges you to sign, date, and return the enclosed WHITE universal proxy card today to vote FOR the election of the Nominees and the other proposals on the agenda for the 2024 Annual Meeting.

•
If your shares of common stock are registered in your own name, please mark, sign and date the enclosed WHITE universal proxy card and return it to Galaxy in the enclosed postage-paid envelope today.
•
If your shares of common stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of common stock, and these proxy materials, together with a WHITE universal proxy card, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of common stock on your behalf without your instructions. As a beneficial owner, you may vote the shares at the 2024 Annual Meeting only if you obtain a legal proxy from the broker or bank giving you the rights to vote the shares.
•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed WHITE universal proxy card for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed WHITE universal proxy card.

When a stockholder submits a proxy via the Internet or by telephone, his or her proxy is recorded immediately. The Company encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy via the Internet or by telephone, please do not return your WHITE universal proxy card by mail. If you attend the virtual Annual Meeting, you may also submit your vote online at the virtual Annual Meeting. Any votes that you previously submitted — whether via the Internet, by telephone or by mail — will be superseded by the vote that you cast at the Annual Meeting.

Your vote is important. Accordingly, please submit your proxy via the Internet, by telephone or by mail, whether or not you plan to attend the Annual Meeting.

Stockholders are requested to submit their proxies through one of the above methods. All properly submitted proxies will be voted in accordance with the instructions indicated. If you are a stockholder of record and you submit your proxy but do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” with respect to the election of the Company’s sole nominee for election as a Class I director, and "FOR" ratification of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing and returning a WHITE universal proxy card, a stockholder confers discretionary authority on the proxies (who are persons designated by the Board) to vote all shares covered by the proxy card in their discretion on any other matter that may properly come before the Annual Meeting.

Changing Your Vote

A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy card, by submitting a later-dated proxy via the internet or telephone, or by voting at the Annual Meeting. Your latest vote counts.

Quorum

The presence at the Annual Meeting or by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of not less than fifty percent (50%) of the shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

Vote Required

Assuming a quorum is present, a director will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the Annual Meeting. Thus, the director nominee receiving the highest number of votes will be elected.

Assuming a quorum is present, Proposal 2 (Ratification of Moss Adams LLP's Appointment) requires that the number of votes cast “FOR” such proposal exceeds the number of votes “AGAINST” at the Annual Meeting.

Effect of Withheld Votes or Abstentions

If you vote “WITHHOLD” in the election of directors or vote “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. A “WITHHOLD” vote will have no effect on the outcome of the election of directors (Proposal 1), and an “ABSTAIN” vote will not be counted as a vote cast “FOR” or “AGAINST” and will accordingly have no effect on the outcome of Proposal 2.

Effect of Broker Non-Votes

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. Brokers only have discretionary voting authority under “routine” proposals under the rules. If any broker “non-votes” occur at the meeting, the broker “non-votes” will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote because they are not considered votes cast. A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of the director (Proposal 1). Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent registered public accounting firm (Proposal 2).

Proxy Solicitation

We will pay the costs of our proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. The Company has also retained Kingsdale Advisors for certain advisory services and to aid in the solicitation of proxies and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay Kingsdale Advisors a fee of up to $10,000 plus reimbursement for reasonable out-of-pocket expenses.

Contact for Questions About this Proxy Statement

If you have additional questions about this Proxy Statement or the Annual Meeting, please contact Kingsdale Advisors, our proxy solicitor, by telephone at (866) 229-8214 (stockholders) and (416) 867-2272 (banks and brokerage firms), or by email at contactus@kingsdaleadvisors.com.

Kingsdale Advisors

745 Fifth Avenue, 5th Floor

New York, NY 10151

Banks and Brokerage Firms Call: 416-867-2272

Shareholders Call Toll Free: 1-866-229 8214

Email: contactus@kingsdaleadvisors.com

PROPOSAL 1

ELECTION OF ONE DIRECTOR

The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board. In accordance with the Company’s Second Amended and Restated Bylaws, the directors of the Company serve three (3)-year staggered terms. The Board has fixed the size of the Board at five members. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I director expires at the Annual Meeting. The term of the Class II directors expires at the 2025 Annual Meeting and the term of the Class III directors expires at the 2026 Annual Meeting. The five current directors of the Company are:

Name	Age	Director Since	Class	Term Expire
Mark A. Lipparelli	58	2017	Class I	2024 Annual Meeting
Michael Gavin Isaacs	59	2019	Class III	2025 Annual Meeting
Cheryl A. Kondra	51	2021	Class III	2025 Annual Meeting
Meredith Brill	48	2022	Class II	2026 Annual Meeting
Bryan W. Waters	61	2015	Class II	2026 Annual Meeting

* Mr. Lipparelli serves as our independent Chairman of the Board.

Nominees for Election for a Three-Year Term Ending at the 2027 Annual Meeting

For the 2024 Annual Meeting, the Board has nominated Mr. Mark Lipparelli as the Class I director (the sole Class I director), for reelection, to serve for a three (3)-year term ending at the Company’s 2027 Annual Meeting, or until his respective successor has been duly elected and qualified or his earlier death, resignation or removal. Mr. Lipparelli has served as a director since 2017 and serves as the Chairman of the Board of Directors.

The Board recommends that you vote “FOR” the election of Mr. Mark Lipparelli as the Class I director, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of the nominee. Mr. Lipparelli is a current member of the Board and has indicated a willingness to serve as a director if elected. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.

The name, business experience and certain other information regarding of the Board’s sole nominee is set forth below:

Mark A. Lipparelli has been a Director and our Chairman since July 2017. Mr. Lipparelli currently serves as the Managing Member and Chief Executive Officer of GVII, LLC, a Nevada gaming licensee that manages the Westgate Resort Las Vegas; Managing Member of CAMS, LLC, a technology services company to the online gaming industry; and Managing Member of SBOpco, LLC, a sportsbook company operating as SuperBook. Additionally, Mr. Lipparelli serves as an advisor to various number of operating and investment entities through GVIII, LLC where he is the Managing Member and serves as a member of the Board of Directors of the General Commercial Gaming Regulatory Authority. Mr. Lipparelli has served as a member of the Board of Directors of Golden Entertainment, Inc. Mr. Lipparelli also formerly represented State Senate District 6 in the Nevada Legislature, having been appointed to the post in December 2014, and served on a number of Senate committees. Mr. Lipparelli has also been an appointee to the Nevada Gaming Policy Committee. Between 2009 and 2012, Mr. Lipparelli served as a Board Member and Chairman of the Nevada Gaming Control Board. Between 2002 and 2007, Mr. Lipparelli served in various executive management positions at Bally Technologies, Inc., a gaming technology supply company listed on the NYSE, including as Executive Vice President of Operations. Prior to joining Bally, Mr. Lipparelli served as Executive Vice President and then President of Shuffle Master, Inc., a publicly traded gaming supply company, from 2001 to 2003; as Chief Financial Officer of Camco, Inc., a retail chain holding company, from 2000 to 2001; as Senior Vice President of Entertainment Systems for Bally Gaming, Inc. (a subsidiary of publicly traded Alliance Gaming Corporation), from

1998 to 2000; and various management positions including Vice President of Finance for publicly traded Casino Data Systems from 1993 to 1998. Mr. Lipparelli is a Board Trustee Emeritus of the University of Nevada Foundation, Board Member of the International Center for Responsible Gaming, member of the International Association of Gaming Advisors and a member of the International Masters of Gaming Law. Mr. Lipparelli holds a bachelor’s degree in finance and a master’s degree in economics from the University of Nevada, Reno. Among other qualifications, Mr. Lipparelli brings over 25 years of experience in the gaming industry, including his service as Chief Executive Officer of a strategic advisory and product development firm and various executive management positions at companies serving the gaming industry. He also provides information security expertise to our Board of Directors through his leadership positions with technology services companies, and contributes his legislative experience with the State Senate and past roles with the Nevada Gaming Control Board. The Board considers Mr. Lipparelli qualified to serve on the Board, as he brings over 25 years of experience in the gaming industry, including his service as Chief Executive Officer of a strategic advisory and product development firm, various executive management positions at companies serving the gaming industry, his legislative experience with the State Senate and past roles with the Nevada Gaming Control Board.

Continuing Directors (listed on a tenure basis)

The name, business experience and certain other information regarding each of the continuing directors of the Board is set forth below:

Bryan W. Waters has been a Director since April 2015. Mr. Waters most recently was Interim CEO of Luminator Technology Group, a globally recognized leader in providing technology solutions that increase intelligence, safety and efficiency for public transit operators. The interim CEO role ended in June 2023. Mr. Waters also oversees Magnolia Lane Partners, LLC, an advisory and asset management firm and company he founded in 2012 and is active in advising several specialty finance entities. Mr. Waters previously served as CEO of Microf, LLC, a fin-tech platform and lease to own provider for the home improvement industry from June 2019 through September 2021. Mr. Waters served as President and Chief Operating Officer of Genesis Financial Solutions, the largest second look private label credit card issuer in the United States, from June 2016 to January 2018. Mr. Waters served as CEO of North America for Dollar Financial Group leading over 3000 employees throughout 850 finance centers from June 2015 through June 2016. In September of 2013, Mr. Waters assumed the role of Chief Executive Officer of CBV and served in that role until its successful sale in June 2015. Mr. Waters served on the Board of CBV Collection Services, LTD, a private equity and management owned company and one of the largest independent outsourcing, collection services and debt buying organizations in Canada, prior to his appointment as CEO. In 2010, Mr. Waters became Chief Executive Officer of B-Line, LLC, the largest purchaser and servicer of unsecured consumer bankruptcy claims in the country. At the time of its successful sale in late 2011, B-Line owned and serviced in excess of $300 million in assets. Mr. Waters joined Pacific National Bank, a privately held $2.3 billion 17 branch bank based in San Francisco, in 2006 as President and Chief Executive Officer until its sale to U.S. Bank in October 2009. In 2001, Mr. Waters became Chief Financial Officer of Camco, Inc., a specialty finance lender. Shortly after his appointment, Mr. Waters also absorbed the roles of President and Chief Operating Officer until the successful sale of the company in December 2005 to Cash America International, Inc. a NYSE listed company. A graduate of University of California, Los Angeles, Mr. Waters started his career with Wells Fargo Bank in 1988 where he held numerous executive positions throughout his 12 years with the bank, including President of the Southern Nevada region.

The Board considers Mr. Waters to be qualified to serve on the Board given his experience at running, successfully growing and exiting private equity sponsored companies and his skills at building and leading teams to achieve outstanding results using a combination of judgment, experience and enthusiasm.

Michael Gavin Isaacs has been a Director since June 2019 and serves as our Compensation Committee Chairperson. Mr. Isaacs is also currently Chairman of the Board of Directors of Games Global, Ltd., a company operating in the iGaming area providing content to iGaming operators in regulated markets, and a former gaming industry advisor to Jackpocket, an online lottery app, and PureSoftware, an India-based developer and talent source. Mr. Isaacs previously served as Vice Chairman of the Board of Scientific Games Corporation (“Scientific Games”), a global leader in lottery games and sports betting and technology, from August 2016 until December 2018, and prior to that was a member of the Board of Directors and President and Chief Executive Officer of Scientific Games from June 2014 until August 2016. During his tenure at Scientific Games, Mr. Isaacs oversaw a gaming and lottery entertainment powerhouse that operated under a portfolio of successful brands, including Bally, Barcrest, Global Draw, SG Lottery, Shuffle Master and WMS. Mr. Isaacs was instrumental in Scientific Games’ $5.1 billion acquisition of Bally Technologies in 2014 and in a two-year span helped grow annual revenues from $1.3 billion to $2.9 billion, reflecting a 100 percent increase in social revenue growth which positioned Scientific Games as the No. 2 ranked global social interactive business. Prior to 2014, Mr. Isaacs served as Chief Executive Officer of SHFL Entertainment, Inc. and served as Executive Vice President and Chief Operating Officer of Bally from 2006 through 2011. In 2012, Mr. Isaacs played a key role in Bally’s $1.3 billion acquisition of SHFL entertainment and was pivotal in merging four companies (Scientific Games, Bally, SHFL and WMS) into a single, innovation-driven organization focused on empowering customers by creating the world’s best gaming and lottery experiences. Prior to joining Bally, he held senior roles and key management positions at Aristocrat Leisure Limited (“Aristocrat”) for eight years, including General Manager, Legal and Compliance; General Manager, Marketing and Business Development; and Managing Director, Europe, before becoming Aristocrat’s Americas President in 2003. Mr. Isaacs was a former Non-Executive Director of DraftKings Inc. (NASDAQ:DKNG) from April 2020 to April 2021, and former Chairman of SBTech from January 2019 to April 2020. Mr. Isaacs previously served as a Trustee and the President of the International Association of Gaming Advisors, and as Vice Chairman of the board of directors of the American Gaming Association. Mr. Isaacs has a Masters of Laws degree and an undergraduate degree in Accounting and Financial Systems. Mr. Isaacs brings to the Company experience on public boards of directors and a proven track record of success in leading company turnarounds and establishing companies on strong growth trajectories.

The Board considers Mr. Isaacs qualified to serve on the Board given his more than 20 years’ experience in the gaming and technology industries, including in executive and leadership positions.

Cheryl Kondra has been a Director since December 2021 and was named the Audit Committee Chairperson as of March 2022. Since June 2020, Ms. Kondra has served as Vice President of Internal Audit at Tractor Supply Company (NASDAQ:TSCO), the largest rural lifestyle retailer in the United States. Prior to Tractor Supply Company, she had an extensive career in gaming, having served as the VP of Internal Audit for Genting Americas from 2019-2020. Prior to that she was VP of Internal Audit and Chief Compliance Officer at Pinnacle Entertainment from October 2014 to September 2018. Ms. Kondra was the Chief Audit Executive at Caesars Entertainment from October 2007 to August 2014 and held various other positions with Harrah’s and Caesars Entertainment since 1997 within the Internal Audit and Compliance functions. Ms. Kondra has a Master of Accountancy degree and an undergraduate degree in Accounting. Ms. Kondra is a Certified Internal Auditor.

The Board considers Ms. Kondra qualified to serve on the Board based on her more than 25 years’ experience in the gaming industry and audit/compliance field, including in executive and leadership positions, and her ability to build strong teams to address the many audit, Sarbanes Oxley compliance, regulatory and legal issues impacting companies in the gaming sector. As a global audit and compliance leader, Ms. Kondra has earned a reputation for agile, ethical leadership among external auditors, colleagues, and clients for handling domestic and international audit and compliance requirements in publicly traded, startup, and PE-owned companies. A board presenter, team builder, industry speaker, and influential executive often sought to build and strengthen internal audit, she has achieved notable cost savings, with concurrent advances in risk identification, audit integrity, budget reductions, staff empowerment, and standards at Caesars Entertainment, Pinnacle Entertainment, Genting Americas, and Tractor Supply Company.

Meredith Brill is a Director and was appointed to the Board effective July 13, 2022. A graduate of the University of Toronto, Ms. Brill earned a Bachelor's Degree in Applied Science & Engineering in 1997 and a Law Degree from Osgoode Hall at York University in 2000. Ms. Brill is a private investor who focuses on evaluating special situation investments and unique business models. Prior to shifting to investing, she was an experienced Canadian intellectual property lawyer and Patent Agent with a chemical engineering background. Her legal career included all aspects of patent drafting and prosecution, intellectual property portfolio and management strategy, and competitive intelligence research.

The Board considers Ms. Brill’s extensive private investment experience and legal career with a heavy focus on patents and intellectual property qualifies her to serve on the Board.

Qualifications of Directors

Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. Our Board does not maintain a separate nominating committee. The entire Board from time to time engages in evaluating the appropriate size, needs and diversity of the Board with the objective of maintaining the necessary experience, skills and independence on the Board.

When evaluating director nominees, our directors consider the following factors:

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The appropriate size and diversity of our Board;
•
Our needs with respect to the particular talents and experience of our directors;
•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•
Experience in political affairs;
•
Experience with accounting rules and practices;
•
The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members; and
•
Experience in the gaming industry and the desire and ability to successfully pass the extensive regulatory suitability investigations required by the Company and many gaming jurisdictions.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders, including a nominee’s experience and licensure in the gaming industry. Although the Board does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the Board, and it seeks to include Board members with diverse backgrounds, perspectives, geography, culture, ethnicity, gender and experiences. Further criteria include the candidates’ integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board and its committees.

Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying additional potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary.

A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures set forth in Article II, Section 2.13 of our Second Amended and Restated Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws with respect to advance notice of director nominations. Any nomination should be sent in writing to our Corporate Secretary, Galaxy Gaming, Inc., 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118. The Board would evaluate any stockholder nominees based on the same criteria as all other director nominees, including without limitation, the ability to successfully pass the strict suitability investigations conducted by the Company and various gaming regulatory agencies. Additional information regarding the process for properly submitting stockholder nominations for directors is set forth below under "Stockholder Proposals For The Next Annual Meeting."

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF MR. LIPPARELLI, THE SOLE NOMINEE FOR CLASS I NAMED HEREIN

Corporate Governance

The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability.

Director Independence. We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K. Applying the definition of “Independent Director” within the OTCQB Standards, we have determined all of our directors are independent directors. This determination, which is made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest.

Board Meetings. In 2023, the Board met 8 times in person or by teleconference and acted by unanimous written consent 15 times. Of the 8 in-person meetings, three included executive sessions with no members of management present. During 2023, all directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.

Committees of the Board

Compensation Committee. Pursuant to the Charter, the Compensation Committee is to be comprised of no fewer than two non-employee members of the Board, and the members shall be free from any relationships or conflicts of interest with respect to the Company that would impair the member’s ability to make independent judgments. The members of the Compensation Committee will be appointed by the Board and can be removed by the Board at any time, with or without cause.

The authority and duties of the Compensation Committee include but are not limited to: approving the corporate goals and objectives relating to compensation and bonus incentive structure of the Chief Executive Officer and other executive officers and key employees and any company-wide bonus plans; approving any material grants of equity compensation; retaining and terminating any compensation consultant; and reviewing and assessing the adequacy of the Charter.

The members of the Compensation Committee are currently Mr. Isaacs (Chairman), and Mr. Waters.

Audit Committee. At a meeting of the Board of Directors on February 21, 2022, the Board approved the creation of an Audit Committee. Members of the Audit Committee are Ms. Kondra (Chair), Mr. Isaacs and Mr. Waters. The Audit Committee met four times during 2023. We have determined that each member of the Audit Committee qualifies as an "independent director" under OTCQB requirements.

The duties of the Audit Committee include but are not limited to: approving the selection of our independent accountants and meeting and interacting with the independent accountants to discuss issues related to financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor. The Audit Committee regularly holds executive sessions with the Company’s independent auditors and internal controls consultants at its regular quarterly meetings.

Nominating Committee. Our Board does not maintain a nominating committee. As a result, no written charter governs the director nomination process. The size of our Board, at this time, does not require a separate nominating committee.

Board’s Role in Risk Oversight. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings. The Board’s consideration of the Company’s strategies and other matters presented to the Board, including financial matters, investments, acquisitions and divestitures, inherently include a systematic review of risk. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.

The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, an internal and external audit process, internal approval and signature authority processes and legal department or outside counsel review of material contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks, and individual directors often communicate directly with senior management on matters relating to risk management.

In part to further the distinction between management’s day-to-day role in operating the Company and the Board’s oversight function, the Company maintains separation between the Company’s executive officer functions and service on the Board.

Stockholder Communications with Directors. Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention care of the Corporate Secretary of the Company at Galaxy Gaming, Inc., 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

Attendance at Stockholders’ Meetings. The Company encourages directors to attend the Annual Meeting. All of our then current Board members attended our 2023 Annual Meeting of Stockholders.

Code of Ethics. The Company has not adopted a Code of Ethics for our financial executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company does have in place a new code of conduct which is included in its employee handbook, among other polices. The code of conduct and all other policies within the employee handbook are to be followed by all employees.

Cooperation Agreement with Tice Brown

On April 20, 2022, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Tice Brown (“Mr. Brown”).

Pursuant to the terms of the Cooperation Agreement, we agreed to form a hiring committee consisting of two current members of the Board and one independent stockholder who has owned shares of the Company’s common stock for more than two years (the “Hiring Committee”) for the purpose of identifying and unanimously recommending to the Board a qualified candidate (the “Independent Director”) to fill the vacancy that was created by the resignation of Mr. William Zender. The Board agreed to promptly cause the Independent Director, subject to the satisfaction of certain qualifications and requirements as set forth in the Cooperation Agreement, to be appointed to the Board for a term expiring at the 2024 Annual Meeting of Stockholders. This obligation was satisfied when Ms. Brill was subsequently appointed to the Board as an Independent Director.

The Cooperation Agreement also provides for certain “standstill” provisions that restrict Mr. Brown and his affiliates from, among other things, engaging in any solicitation of proxies or written consents with respect to the voting securities of the Company or acquiring any securities of the Company that would result in Mr. Brown having beneficial ownership of more than 9.9% of the Company’s voting securities. The standstill provisions expire on the date that is two years after the 2022 Annual Meeting or June 1, 2024, unless the Cooperation Agreement is earlier terminated in accordance with the terms of the Agreement.

SECURITY OWNERSHIP

The following table sets forth, as of April 2, 2024, the beneficial ownership of our common stock by each current and former executive officer named in the "Summary Compensation Table", each current director, executive officers and directors as a group, and each other person known by us to beneficially own more than 5% of our common stock. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law). The percentages are based upon a total of 24,910,682 shares of common stock outstanding as of April 2, 2024, and includes shares which the individuals shown have the right to acquire upon exercise of stock options that are vested or vest within 60 days following April 2, 2024. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group) but are not deemed to be outstanding as to any other person.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Mark A. Lipparelli, Director (1)	1,983,669	7.96%
Michael Gavin Isaacs, Director	299,934	1.20%
Meredith Brill, Director	385,855	1.55%
Bryan W. Waters, Director	580,663	2.33%
Cheryl A. Kondra	135,575	0.54%
Todd P. Cravens, Former President and Chief Executive Officer (2)	970,220	3.85%
Matthew D. Reback, President and Chief Executive Officer (3)	-	0.00%
Harry C. Hagerty, Chief Financial Officer (4)	1,090,500	4.34%
All Current Directors and Executive Officers as a Group	5,446,416	21.86%
Cannell Capital LLC (5)	1,417,265	5.69%

(1)
Mr. Lipparelli holds 1,853,669 shares of common stock under his name and 130,000 shares under Mark Allan Lipparelli TTEE.
(2)
Mr. Cravens holds 685,220 shares of our common stock and holds options to purchase 285,000 shares of our common stock which are exercisable at or within 60 days of April 2, 2024.
(3)
Mr. Reback holds options to purchase 400,000 shares of our common stock, none of which are exercisable at or within 60 days of April 2, 2024.
(4)
Mr. Hagerty holds 890,500 shares of our common stock and holds options to purchase 200,000 shares of our common stock which are exercisable at or within 60 days of April 2, 2024.
(5)
Based on Schedule 13G filed with the SEC by Cannell Capital LLC on February 13, 2024.

DIRECTOR COMPENSATION

Board compensation is paid 60% in cash and 40% in stock. Cash compensation is paid monthly in arrears and stock compensation is paid quarterly in arrears with the stock valued at the average daily closing price in the last month of the quarter. Board Compensation targets are agreed upon and voted on annually. For the year ended December 31, 2024, the annual compensation target is $127,500 for each non-employee director. Additionally, for 2024, the annual compensation target is $170,000 for the Chair of our Board of Directors and $148,750 for the Audit Committee Chair.

The table below summarizes all compensation paid to each non-employee director for the year ended December 31, 2023.

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Mark A. Lipparelli (1)	$112,000	$68,846	$—	$—	$—	$—	$180,846
Michael Gavin Isaacs (2)	$84,000	$51,633	$—	$—	$—	$—	$135,633
Cheryl A. Kondra (3)	$98,000	$99,740	$—	$—	$—	$—	$197,740
Bryan W. Waters (4)	$84,000	$51,633	$—	$—	$—	$—	$135,633
Meredith Brill (5)	$84,000	$51,633	$—	$—	$—	$—	$135,633

(1)
Mr. Lipparelli was appointed as the Chairman of the Board effective July 26, 2017. During the year ended December 31, 2023, Mr. Lipparelli received 29,053 shares of our restricted common stock in quarterly installments valued at $68,846, using the grant date trading price of our stock. The shares vested immediately on the grant date. We also provided Mr. Lipparelli annual cash compensation of $112,000 paid in monthly installments.
(2)
Mr. Isaacs was appointed to the Board effective June 3, 2019. During the year ended December 31, 2023, Mr. Isaacs received 21,789 shares of our restricted common stock in quarterly installments valued at $51,633, using the grant date trading price of our stock. The shares vested immediately on the grant date. We also provided Mr. Isaacs cash compensation of $84,000 paid in monthly installments.
(3)
Ms. Kondra was appointed to the Board effective December 2, 2021, and the Board authorized the issuance of 75,000 restricted shares of our common stock, which vest yearly over a three-year period beginning December 2, 2022. 50,000 shares have vested as of December 31, 2023, with a value of $79,000. During the year ended December 31, 2023, Ms. Kondra received 25,421 shares of our restricted common stock valued at $60,240, using the grant date trading price of our stock. The shares vested immediately on the grant date. We also provided Ms. Kondra cash compensation of $98,000 paid in monthly installments.
(4)
Mr. Waters was appointed to the Board, effective April 1, 2015. During the year ended December 31, 2023, Mr. Waters received 21,789 shares of our restricted common stock in quarterly installments valued at $51,633, using the grant date trading price of our stock. The shares vested immediately on the grant date. We also provided Mr. Waters annual cash compensation of $84,000 paid in monthly installments.
(5)
Ms. Brill was appointed to the Board effective July 13, 2022. During the year ended December 31, 2023, Ms. Brill received 21,789 shares of our restricted common stock in quarterly installments valued at $51,633, using the grant date and trading price of our stock. The shares vested immediately on the grant date. We also provided Ms. Brill annual cash compensation of $84,000 paid in monthly installments.

EXECUTIVE COMPENSATION

Compensation discussion and analysis. Our current executive compensation plan consists of cash, stock and/or stock options compensation to the executive officers, who are primarily responsible for the day-to-day management and continuing development of our business.

Summary compensation table. The table below summarizes all compensation awarded to or earned by each named executive officer for each of the last two completed fiscal years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan	Non-qualified Deferred Earnings	All Other Compensation (1)	Total
Todd P. Cravens (1) (2) Former Chief Executive Officer	2023 2022	$271,154 $284,615	$142,308 $244,727	$50,000 —	— $121,312	— —	— —	$149,710 $19,644	$613,172 $670,298
Matthew D. Reback (1) (3) Chief Executive Officer	2023 2022	$33,654 —	— —	— —	$410,863 —	— —	— —	$2,379 —	$446,896 —
Harry C. Hagerty (1) Chief Financial Officer	2023 2022	$200,000 $200,000	$100,000 $197,983	— —	— $404,375	— —	— —	$22,173 $20,788	$322,173 $823,146

(1)
For our executives, all other compensation includes standard benefits such as health insurance premiums and contributions to a defined contribution plan (“401k”). In addition, for Todd P. Cravens, all other compensation includes severance payments in the amount of $129,444 made by the Company pursuant to Mr. Cravens' separation, confidentiality, and general release agreement.
(2)
Todd P. Cravens was terminated from his position as CEO and President effective November 10, 2023. During the year ended December 31, 2023, Mr. Cravens received 20,000 shares of restricted stock, valued at $50,000, cliff vested at the end of the one-year period beginning March 16, 2023. As a result of Mr. Cravens' departure on November 10, 2023, none of these shares became vested.
(3)
Matthew D. Reback was appointed CEO and President, effective November 13, 2023. During the year ended December 31, 2023, Mr. Reback was granted options to purchase 400,000 shares of our common stock, which vest yearly over a three-year period beginning November 13, 2023. The value of Mr. Reback’s option awards was based on its grant date fair value, $410,863, using the Black-Scholes option pricing model.

Outstanding equity awards at fiscal year-end table. The following table summarizes all unexercised options, stock that has not vested, and equity incentive plan awards outstanding for each named executive officer as of December 31, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Todd P. Cravens, Former CEO	285,000	—	—	$1.93-$3.91	5/31/2024	—	—	—	—
Matthew D. Reback, CEO (1)	—	400,000	—	$1.80	11/13/2028	—	—	—	—
Harry C. Hagerty, CFO	200,000	—	—	$3.91	1/3/2027	—	—	—	—

(1) Mr. Reback's 400,000 options will vest as follows: (1) 100,000 shares on November 13, 2024, (b) 100,000 on November 13, 2025, (c) 100,000 shares on November 13, 2026, and (d) 100,000 shares on November 13, 2027.

Pay Versus Performance Table

The following table sets forth information concerning the compensation, as calculated under SEC rules, of our named executive officers ("NEOs"), which include our former CEO, Todd Cravens, our current CEO, Matt Reback, and our CFO, Harry Hagerty, for each of the fiscal years ended December 31, 2023, 2022, and 2021, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for Current PEO ($)	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid to Current PEO ($)	Compensation Actually Paid to Former PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs $	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net (Loss) Income	Adjusted EBITDA
2023	$446,896	$613,172	$446,896	$734,484	$322,173	$322,173	$22.00	$(1,755,974)	$10,634,869
2022	$0	$670,298	$0	$712,234	$823,146	$900,566	$76.00	$(1,773,189)	$10,534,484
2021	$0	$475,331	$0	$494,534	$219,991	$371,683	$212.00	$2,111,812	$8,733,830

The amounts shown in the table above represent compensation actually paid to our current principal executive officer ("Current PEO") and former principal executive officer ("Former PEO") and the average compensation actually paid to our non-PEO NEO for the relevant fiscal year, as determined under SEC rules. Matt Reback, our current CEO, has served as our PEO since November 13, 2023. Todd Cravens, our former CEO, served as our PEO for the years ended December 31, 2021 and 2022 and through November 10, 2023. Harry Hagerty, CFO, is our non-PEO NEO for fiscal years 2023, 2022, and 2021.

The Company's selected measure is Adjusted EBITDA, which is a non-GAAP financial metric. Adjusted EBITDA includes adjustments to net income (loss) to exclude interest, income taxes, depreciation, amortization, share based compensation, foreign currency exchange loss, change in fair value of interest rate swap liability and severance and other expenses related to litigation.

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021			2022			2023
Adjustments	Former PEO	Current PEO	Average Non-PEO NEOs	Former PEO	Current PEO	Average Non-PEO NEOs	Former PEO	Current PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the "Stock Awards" and "Option Awards" Columns in the Summary Compensation Table for Applicable FY	$(181,600)	$0	$0	$(121,312)	$0	$(404,375)	$0	$(410,863)	$0
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$0	$0	$0	$121,312	$0	$404,375	$0	$410,863	$0
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$181,600	$0	$0	$0	$0	$0	$0		$0
Increase/Deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$(155,277)	$0	$(77,420)	$(56,670)	$0	$0	$0		$(202,188)
Increase/Deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$174,480	$0	$229,112	$98,606	$0	$77,420	$121,312		$202,188
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY end	$0	$0	$0	$0	$0	$0	$0		$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0	$0	$0	$0		$0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	$0	$0	$0	$0	$0	$0	$0		$0
TOTAL ADJUSTMENTS	$19,203	$0	$151,692	$41,936	$0	$77,420	$121,312	$0	$0

Employment Agreements: Severance and Change in Control Arrangements

We typically enter into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition.

On November 6, 2023, the Company entered into an employment agreement, effective November 13, 2023, with Matt Reback to serve as the Company’s President and Chief Executive Officer. The Reback employment agreement has a three-year term and provides for a base salary of $350,000 per year; an annual discretionary bonus of up to fifty percent (50%) of his base salary, and eligibility to participate in the employee benefit plans available to the Company’s employees. Under the Reback employment agreement, the Company has agreed to pay a minimum bonus of $80,000 to Mr. Reback for the 2024 calendar year (on its regularly scheduled plan for annual bonus payments) if 80% of the annual bonus target is achieved. Mr. Reback also received, upon execution of the employment agreement, a stock option to purchase up to 400,000 shares of the Company’s restricted common stock with a strike price equal to $1.80 per share (the price per share of the Company’s common stock on the grant date, November 13, 2023, as reported on OTC Markets). The stock option will vest over 4 years, one-fourth on November 13, 2024 and one-fourth on November 13 of each of 2025, 2026 and 2027. In addition, Mr. Reback will be eligible to earn certain additional long-term incentive stock grants based on achievement of certain personal and business performance targets established by the Board. The targets, if achieved, will provide Mr. Reback the opportunity to receive a total of 70,000 shares of common stock for calendar year 2024, 100,000 shares of common stock for calendar year 2025, and 130,000 shares of common stock for calendar year 2026 (the “incentive shares.”)

The Reback employment agreement provides that upon termination of employment by Mr. Reback for Good Reason or by the Company for any reason other than Mr. Reback’s death or Disability or other than for Cause, Mr. Reback is entitled to receive cash severance payments equal to twelve (12) months of his annual base salary at the time of termination; and continuation of his medical and health insurance benefits for a period equal to the lesser of (x) twelve (12) months or (y) the period ending on the date he first becomes entitled to medical and health insurance benefits under any plan maintained by any person for whom Mr. Reback provides services as an employee or otherwise. If Mr. Reback’s employment is terminated without Cause following a Change of Control, he is entitled to: (i) cash severance payments equal in the aggregate to twelve (12) months of his annual base salary at the time of termination; (ii) accelerated vested of any unvested stock options granted to Mr. Reback pursuant to the employment agreement; and (iii) accelerated vesting of his incentive shares as follows:

(i) if the Change of Control event takes place in calendar year 2024, the vesting of all Mr. Reback’s 2024 incentive shares will be fully accelerated;

(ii) if a Change of Control event takes place in calendar year 2025, Mr. Reback will be entitled to any 2024 incentive shares "earned" in the performance of his duties, plus vesting of an amount of the 2025 incentive shares, as determined at the discretion of the Board but in any event not less than 75,000 shares, will be fully accelerated; and

(iii) if a Change of Control event takes place in calendar year 2026, Mr. Reback will be entitled any 2025 incentive shares "earned" in the performance of his duties, plus vesting of an amount of 2026 incentive shares as determined at the discretion of the Board but in any event not less than 75,000 shares, will be fully accelerated.

All of such severance payments are subject to Mr. Reback entering into and not revoking a release of claims in favor of the Company and Mr. Reback fully complying with certain covenants, including confidentiality and non-compete and non-solicit covenants.

On May 1, 2017, the Company entered into an employment agreement with Harry C. Hagerty. The Hagerty employment agreement was amended on April 22, 2024 to, among other things, extend the term through April 30, 2025, after which he intends to retire from the Company. The amended agreement anticipates that, upon the hiring of a new CFO, Mr. Hagerty will serve as a strategic advisor during the remaining term of the amended agreement to assist with the transition to the Company of the new CFO. Pursuant to the employment agreement, as amended, Mr. Hagerty continues to receive a base salary of $200,000 while he retains the title of CFO. Mr. Hagerty’s salary will be $12,000 per month for three (3) months and $6,000 per month for any months remaining until April 30, 2025 while he serves as strategic advisor. In addition, pursuant to the employment agreement, as previously amended on January 3, 2022, Mr. Hagerty was granted an option to purchase 200,000 shares of the Company’s common stock at a price per share of $3.91, subject to vesting and other conditions. In the event Mr. Hagerty is terminated without cause or terminates his employment for good reason, he would be entitled to salary continuation and continuation of certain benefits for an additional one year.

On November 14, 2023, in connection with the separation of Mr. Cravens’ employment with the Company, the Company and Mr. Cravens executed a separation, confidentiality, and general release agreement. The Cravens separation agreement provides for salary continuation of $325,000, payable over 26 biweekly payments, an extended ability to exercise certain vested options, and certain COBRA benefits. In addition, in exchange for Mr. Cravens agreeing to provide transition services to the Company until June 30, 2024, the Company agreed to pay Mr. Cravens a total of $115,000 payable as follows: $75,000 after the 7 day revocation period expired; and the remaining $40,000 in equal monthly payments over 9 months beginning in January 2024.The separation agreement also contains restrictive covenants and a general release of claims in favor of the Company.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Moss Adams LLP as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2024, and stockholders are being asked to ratify such appointment at the Annual Meeting.

The Board believes that representatives of Moss Adams LLP will attend the Annual Meeting, and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

If the appointment of Moss Adams LLP is not ratified by stockholders, the Audit Committee will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Moss Adams LLP or to engage a different firm to serve as the Company’s independent auditor.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees billed to us for services rendered during the fiscal years ended December 31, 2023 and 2022 by our independent auditors were approximately:

Fee Type	2023	2022
Audit fees	$352,414	$329,725
Tax fees	—	50,250
All other fees	—	—
Total fees	$352,414	$379,975

The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements and the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q.

All of the fees set forth in the table above were pre-approved by the Audit Committee of the Board.

OTHER MATTERS

We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2024 Annual Meeting of Stockholders, it must be received at our principal executive offices, 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118, Attention: Corporate Secretary, not later than December 27, 2024 if the Company’s 2025 Annual Meeting of Stockholders is held within 30 days of May 29, 2025. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, that permit them to prove the date of delivery.

Other Proposals and Nominations

For any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2025 Annual Meeting of Stockholders, a stockholder's notice must be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on January 29, 2025 and not later than the close of business on February 28, 2025. Stockholders are advised to review our Second Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements and those under the Company’s Second Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2025.

All proposals should be sent to our principal executive offices at 6480 Cameron Street, Suite 305, Las Vegas, Nevada 89118, Attention: Corporate Secretary and by email to hhagerty@galaxygaming.com.

The Company intends to file a Proxy Statement and WHITE universal proxy card with the SEC in connection with its solicitation of proxies for our 2024 Annual Meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov. A copy of our Second Amended and Restated Bylaws can also be accessed through the SEC’s website or is available by request to the Corporate Secretary at the address set forth above.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors
Harry C. Hagerty
Chief Financial Officer, Treasurer and Corporate
Secretary

Dated: April 26, 2024

styleIPC P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Have the 12 digit control number located in the box above availablewhen you access the website and follow the instructions. Your control number Scan QR for digital voting Internet: Galaxy Gaming, Inc. Annual Meeting of Stockholders www.proxypush.com/GLXZ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 2, 2024 Phone: 1-866-829-5207 Wednesday, May 29, 2024 9:00 AM, Pacific Time • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 9:00 AM, Pacific Time, May 29, 2024. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/GLXZ This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Matt Reback and Harry Hagerty (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Galaxy Gaming, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED AS THE BOARD RECOMMENDS. This proxy, when properly executed, will be voted in

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the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Galaxy Gaming, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect one (1) member of the Company's Board of Directors (the "Board") to serve for a three (3) year term expiring at the 2027 Annual Meeting of Stockholders or until such director's successor has been duly elected and qualified. FOR WITHHOLD 1.01 Mark Lipparelli FOR #P2# #P2# FOR AGAINST ABSTAIN 2. To ratify the appointment of Moss Adams LLP as the Company's independent registered public FOR #P3# #P3# #P3# accounting firm for the fiscal year ending December 31, 2024 3. To consider and act upon any other matter that may properly come before the Annual Meeting or any adjournment thereof You must register to attend the meeting online and/or participate at www.proxydocs.com/GLXZ Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)

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